UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Questar Corporation

(Name of Registrant as Specified In Its Charter)

Dominion Resources, Inc.

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New FAQs made available to Questar Corporation employees by Dominion Resources, Inc. regarding the merger transaction

March 4, 2016

Coming to Work at Dominion

(New) Can I apply to positions at Dominion now?

Yes. However, if you apply for jobs at Dominion now (and up to the close of the transaction), you will be treated as an external applicant. If you are the successful external applicant, you will begin your employment with Dominion as a new hire. Your start date, as well as all other Dominion New Hire benefits, will begin on your first day of employment with Dominion. Your years of service with Questar will not be recognized in this circumstance.

Benefits at Dominion (Time Off Work)

(New) How do the time off policies (sick, vacation and parental leave) work together when I have a baby?

The Family Medical Leave Act (FML) allows eligible individuals to take 12 weeks of unpaid leave for the birth of a child. Dominion allows that time to be paid in a few ways:

1)	The birth mother can use sick time for the time her doctor certifies – typically 6 weeks for a natural delivery and 8 weeks for a cesarean.

2)	Dominion also has a Parental Leave policy which allows for 3 additional weeks of pay – neither from your sick time or vacation time. Both mothers and fathers are eligible for this leave, including adoptive parents.

3)	Additionally, you can use vacation time to supplement pay during your FML.

Compensation at Dominion

(New) What can you tell us about the Dominion Annual Incentive Plan? What have the payouts been historically?

Individual employee payouts under the Annual Incentive Plan vary, depending on the employee’s goal package score. Goal packages are generally assigned at the department level. We apply a consistent formula to determine individual payouts:

(Plan Compensation*) X (Target Award %) X (Plan Funding %) X (Goal Package Score) = Award Payout

*	Plan compensation for exempt employees is equivalent to the base salary. Plan compensation for non-exempt employees is based upon qualified earnings (base salary + overtime).

Dominion’s 2016 Annual Incentive Plan funding can range from 0% to a maximum of 200%. Funding is determined by the Compensation, Governance and Nominating (CGN) Committee of the Board of Directors in its discretion, taking into account Dominion’s earnings.

Over the last ten years, funding for the Dominion Annual Incentive Plan has ranged from 20% to 182%.

Year	Payout	Year	Payout
2006	103%	2011	75%
2007	182%	2012	60%
2008	157%	2013	100%
2009	116%	2014	100%
2010	134%	2015	20%

As part of the agreement between Questar and Dominion, your annual bonus opportunities will be at least equal to your current target opportunity until the later of one year post-close or December 31, 2017.